SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2010

MARTEK BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its
charter)

Delaware	0-22354	52-1399362
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland	21045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 20, 2010, Martek Biosciences Corporation (“Martek”) entered into an agreement and plan of merger (the “Merger Agreement”) with Koninklijke DSM N.V. (“DSM”) and Greenback Acquisition Corporation, an indirect wholly-owned subsidiary of DSM (“Purchaser”). Pursuant and subject to the terms of the Merger Agreement, Purchaser will commence, no earlier than January 10, 2011 and no later than January 25, 2010, a tender offer (the “Offer”) to acquire all of the outstanding shares of Martek’s common stock (the “Shares”) for a purchase price of $31.50 per share in cash (the “Offer Price”).  In addition, as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into Martek (the “Merger”), and Martek will become an indirect wholly-owned subsidiary of DSM. In the Merger, the Shares remaining outstanding following the consummation of the Offer, other than Shares held by DSM or its subsidiaries or by stockholders who have validly exercised their dissenters’ rights under the Delaware General Corporation Law, will be converted into the right to receive the Offer Price.

The obligation of Purchaser to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including, among others, the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, the absence of a Material Adverse Effect on Martek, as defined in the Merger Agreement, and the Merger Agreement not being terminated in accordance with its terms. It is also a condition to Purchaser’s obligation to accept for payment and pay for the Shares tendered in the Offer that more than 50% of the outstanding shares of Martek common stock on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn. There is no financing condition to the Offer.

The closing of the Merger is subject to the satisfaction of customary closing conditions, and, depending on the number of Shares held by DSM, Purchaser and their affiliates after Purchaser’s acceptance of the Shares properly tendered in connection with the Offer, approval of the Merger by holders of the outstanding Shares.

The Merger Agreement includes customary representations and warranties of Martek, DSM and Purchaser, which were made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the agreement among Martek, DSM and Purchaser and may be subject to important qualifications and limitations agreed to by Martek, DSM and Purchaser in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among Martek, DSM and Purchaser rather than establishing matters as facts.

The Merger Agreement includes customary covenants of Martek, DSM and Purchaser, and Martek has agreed to operate its business in the ordinary course until the Merger is consummated. In addition to certain other covenants, Martek has agreed not to: (i) solicit, initiate, or knowingly encourage the submission of any takeover proposal; (ii) participate or engage in any discussions or negotiations regarding, or furnish any non-public information with respect to, or knowingly take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expect to lead to, any takeover proposal; or (iii) release any third party from any confidentiality agreement entered into in connection with any takeover proposal or potential takeover proposal or any standstill agreement or standstill provision to which Martek is a party, fail to reasonably enforce or grant any material waiver, request or consent to any takeover proposal under any such agreement.  However, subject to Martek’s compliance with the Merger Agreement and prior to the time Purchaser accepts the Shares for payment in the Offer, if the Martek board of directors determines in good faith that an unsolicited bona fide written takeover proposal is, or would reasonably be expected to result in or lead to, a transaction that would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of the Shares and is reasonably likely to be completed on the terms proposed in a timely fashion (a “Superior Proposal”), and the Martek board of directors determines in good faith that failure to take such action would be reasonably likely to violate the fiduciary duties of the board of directors to Martek’s stockholders under applicable law, Martek is permitted to furnish information with respect to Martek to the third party making the takeover proposal and engage in negotiations or discussions with that third party.

The Merger Agreement contains certain termination rights for each of Martek and DSM, including Martek’s ability to terminate the agreement in order to accept a Superior Proposal, provided that Martek must first give DSM three business days to make a proposal to amend the terms of the Merger Agreement and if that proposal is determined by the Martek board of directors to be at least as favorable from a financial point of view as that Superior Proposal, then Martek may not terminate to accept that Superior Proposal.  If the Merger Agreement is terminated under certain circumstances, including after receipt of a Superior Proposal, Martek must pay DSM a termination fee of $38,000,000.

As part of the Merger Agreement, Martek granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase the lowest number of newly issued Shares that, when added to the number of Shares owned by DSM, Purchaser and their respective related organizations at the time of such exercise, shall constitute one share more than 90% of the number of Shares outstanding on a fully-diluted basis after such exercise. The exercise price for each Share in the Top-Up Option is equal to the Offer Price. However, the number of Shares subject to the Top-Up Option is limited to the aggregate of the number of Shares held as treasury shares by Martek and the number of Shares authorized and not reserved but that are otherwise available for issuance. If the Top-Up Option is exercised by Purchaser, Purchaser is required, subject to the terms and conditions of the Merger Agreement, to effect a short-form merger under the Delaware General Corporation Law.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Notice to Investors

The information contained in this filing is neither an offer to purchase nor a solicitation of an offer to sell shares of Martek Biosciences Corporation common stock. At the time the tender offer is commenced, DSM and Purchaser will file a tender offer statement on Schedule TO and related materials (including an offer to purchase, a letter of transmittal and other offer documents) with the SEC and Martek Biosciences Corporation will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL) AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  These documents (once they become available) will be available to all stockholders of Martek Biosciences Corporation free of charge on the SEC’s web site at http://www.sec.gov.  In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from DSM.

* * * * *

This report contains certain forward looking statements that involve a number of risks and uncertainties.  Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Martek stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; any conditions imposed in connection with consummation of the tender offer and the merger; satisfaction of various other conditions to the completion of the tender offer and the merger contemplated by the merger agreement; and other risk factors as set forth from time to time in DSM’s Annual Report and in filings with the SEC, including, but not limited to, Part I, Item 1A of Martek’s Form 10-K for the fiscal year ended October 31, 2009, other Martek reports on Form 10-K, Form 10-Q and Form 8-K and, when made, DSM’s Schedule TO and related documentation and Martek’s Schedule 14D-9 to be filed in connection with the tender offer. The inclusion of a forward-looking statement herein should not be regarded as a representation by DSM or Martek that DSM’s or Martek’s objectives will be achieved. DSM and Martek undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01.              Regulation FD Disclosure.

A copy of the joint press release issued by DSM and Martek on December 21, 2010 concerning the Merger Agreement and Offer is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of December 20, 2010, among Koninklijke DSM N.V., Greenback Acquisition Corporation and Martek Biosciences Corporation.

99.1	Press Release dated December 21, 2010 issued by Koninklijke DSM N.V. and Martek Biosciences Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

Date: December 21, 2010	By:	/s/ Peter L. Buzy
Peter L. Buzy
Chief Financial Officer, Treasurer and
Executive Vice President for Finance and Administration

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of December 20, 2010, among Koninklijke DSM N.V., Greenback Acquisition Corporation and Martek Biosciences Corporation.

99.1	Press Release dated December 21, 2010 issued by Koninklijke DSM N.V. and Martek Biosciences Corporation.